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                                                                   EXHIBIT 10.11

                          AMENDMENT AND LIMITED WAIVER
                              TO SECURITY AGREEMENT


         This Amendment and Limited Waiver to Security Agreement (Accounts Receivable, Inventory and Equipment) (this "Amendment") dated as of November 14, 2001, is entered into by and between GALAXY NUTRITIONAL FOODS, INC. ("Borrower") and FINOVA CAPITAL CORPORATION ("FINOVA"), in reference to that certain Security Agreement (Accounts Receivable, Inventory and Equipment) between them dated November 1, 1996 (as amended from time to time, the "Loan Agreement"; capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Loan Agreement).

         A. FINOVA currently provides financial accommodations to Borrower pursuant to the terms of the Loan Agreement.

         B. Borrower has notified FINOVA that Events of Default have occurred under the Loan Agreement due to Borrower's failure to comply with the minimum Total Debt Service Coverage Ratio and the Capital Expenditure limitations set forth therein.

         C. Borrower has requested that FINOVA grant a waiver of the Events of Default and amend the Loan Agreement as provided herein. FINOVA consents to Borrower's requests on the terms and subject to the conditions set forth in this Amendment.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Waiver. FINOVA hereby waives Borrower's duty to comply with the minimum ratio of Operating Cash Flow/Actual to Total Contractual Debt Service set forth in Section 6.18 of the Loan Agreement for the fiscal quarter ended September 30, 2001. FINOVA also hereby waives Borrower's duty to comply with the Capital Expenditure limitation set forth in Section 6.19 of the Loan Agreement for the twelve (12) months ended September 30, 2001. The limited waivers provided herein shall apply solely to the covenant violations described above as of the periods referenced above. In all other respects, Borrower shall comply with the terms of the Loan Agreement and the instruments, documents and agreements executed in connection therewith, as amended hereby.

         2.       Amendments. The Loan Agreement is amended as follows:

                  (a) Section 3.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                           3.1.     FINOVA is authorized to charge the
                  Borrower's loan account as an advance on the first day of each month as follows (a) all costs and expenses; (b) interest on Borrower's monthly average loan balance (inclusive of all advances made pursuant to paragraph 2.1 of this Agreement, together with all costs and expenses charged to Borrower's account) which shall be payable by Borrower to FINOVA on the Borrower's monthly average Revolving Line of Credit at the per


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                  annum Prime Rate (as defined below) plus two percent (2%) per annum (the "Interest Rate") and (c) Letter of Credit Fees ("LC Fee") in the amount of two percent (2%) of the face amount of any such Letters of Credit previously issued for the account of Borrower. As used herein, the term "Prime Rate" shall be deemed to mean the prime commercial rate as published from time to time in the Wall Street Journal, in effect on the date hereof (whether or not such rate is the lowest rate available by FINOVA) and as same may be adjusted upwards or downwards from time to time. Any change in the Interest Rate shall become effective on the first day following the day in which the Prime Rate shall have been increased or decreased, as the case may be. The Interest Rate shall be calculated based on a three hundred sixty (360) day year for the actual number of days elapsed and shall be charged to Borrower on all Obligations. All interest charged or chargeable to Borrower shall be deemed as an additional advance and shall become part of the Obligations.

                  (c) Section 9.1 of the Loan Agreement is deleted in its entirety and replaced with the following:


                           9.1. This Agreement shall become effective upon acceptance by FINOVA and shall continue in full force and effect for a term ending October 15, 2002, unless and until terminated pursuant to the terms hereof. FINOVA may terminate this Agreement upon the occurrence of an Event of Default. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, obligations and covenants hereunder until all Obligations have been paid in full and FINOVA's continuing security in and to the Collateral shall remain in effect until all such Obligations have been fully discharged.

                  (d) Section 9.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

                           9.2. If FINOVA terminates this Agreement upon the occurrence of an Event of Default or if Borrower terminates this Agreement as to future transactions other than on the Renewal Date or any anniversary of any Renewal Date, in view of the impracticality and extreme difficulty in ascertaining FINOVA's actual damages and by mutual agreement of the parties as to a reasonable calculation of FINOVA's lost profits as a result thereof, Borrower agrees that it should immediately pay to FINOVA by wire transfer, certified check or bank cashier's check, Borrower's Obligations owing thereunder, plus liquidated damages in an amount equal to one percent (1%) of the Line of Credit. Prior to its actual receipt of payment as aforesaid, FINOVA shall be free to exercise, without limitation, all of its rights under this Agreement or under any other agreement it may then have with Borrower. Borrower's default of any provision under this Agreement may be considered and construed, at the sole option of FINOVA, as a termination of this Agreement by Borrower. The liquidated damages provided for in this paragraph 9.2 shall be deemed included in the Obligations and shall be presumed to be the amount of damages sustained by


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                  FINOVA due to the Borrower's early termination and Borrower agrees that such damages are reasonable and appropriate under the circumstances currently existing.

         3. Notwithstanding anything to the contrary in the Loan Agreement or any of the instruments, documents or agreements executed in connection therewith, effective as of the date hereof, FINOVA shall no longer cause Letters of Credit to be issued for the benefit of Borrower and no outstanding Letters of Credit shall be extended or renewed beyond their current expiry date.

         4. In addition to all other reporting requirements contained in the Loan Agreement or in any other instruments, documents or agreements existing between Borrower and FINOVA, Borrower shall provide to FINOVA weekly accounts receivable agings and other information regarding its accounts receivable as FINOVA shall request, in its sole discretion, no later than Wednesday of each week for the preceding week.

         5. The Borrower acknowledges that it owes the following amounts on or before December 31, 2001: (i) Obligations to pay the deferred portion of the waiver fee which is due and payable on December 31, 2001 in the amount of $75,000 ("FINOVA Deferred Waiver Fee") pursuant to the terms of that certain Amendment and Limited Waiver to Security Agreement dated July 13, 2001 between FINOVA and Borrower; (ii) Obligations to pay the deferred waiver fee which is due and payable on December 31, 2001 in the amount of $20,000 ("FMC Deferred Waiver Fee") pursuant to the terms of that certain Amendment and Limited Waiver dated July 13, 2001 between FINOVA Mezzanine Capital, Inc. and Borrower, (iii) Obligations to FINOVA Mezzanine Capital, Inc. pursuant to its Amended and Restated Secured Promissory Note dated July 31, 2001, in the original principal amount of $815,000, which is due and payable on December 29, 2001 ("Mezz Term Note"), and (iv) Obligations to pay the Waiver Fee which is due and payable on December 31, 2001 in the amount of $50,000 ("FINOVA Waiver Fee") pursuant to the terms of this certain Amendment and Limited Waiver to Security Agreement dated November 14, 2001 between FINOVA and Borrower. Borrower hereby authorizes FINOVA to cause advance(s) to be made under the revolving line of credit and to utilize the proceeds of such advance(s) to satisfy Borrower's Obligations to pay the FINOVA Deferred Waiver Fee, the FMC Deferred Waiver Fee, and the FINOVA Waiver Fee (items i, ii, and iv, respectively) as and when due. In addition, Borrower agrees to pay to FINOVA the first $815,000 immediately upon receipt of any new capital raised prior to December 29, 2001 to ensure timely payment of the Mezz Term Note.

         6. Reaffirmation. Except as amended by the terms herein, the Loan Agreement and each of the other documents, instruments and agreements executed and delivered in connection therewith remain in full force and effect in accordance with their terms. If there is any conflict between the terms and conditions of the Loan Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.

         7. Fee. In consideration of the waiver and amendments granted herein, Borrower shall pay to FINOVA a fee in the amount of $50,000, which shall be deemed fully earned on the date hereof and due and payable on December 31, 2001.


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         8.       Counterparts. This Amendment may be executed in multiple
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York.

         10. Attorneys' Fees and Waiver of Jury Trial. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the preparation, negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation, enforcement or otherwise concerning its terms, the prevailing party in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party may be entitled. Each of the parties hereto hereby waives any and all rights to a trial by jury in any such action or proceeding.

                                   FINOVA CAPITAL CORPORATION,
                                   a Delaware corporation

                                   By: /s/ Michael J. McCauley

                                   Print Name:  Michael J. McCauley
                                   Title/Capacity:  Vice President


                                   GALAXY NUTRITIONAL FOODS, INC.
                                   a Delaware corporation

                                   By: /s/ Angelo S. Morini

                                   Print Name:  Angelo S. Morini
                                   Title/Capacity:  Chairman, President & CEO


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